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                                                                 Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports dated February 11, 2000 included in PolyVision Corporation's Registration Statement File Numbers 333-03897, 333-62649 and 333-62651. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our reports.

Arthur Andersen LLP

Atlanta, Georgia

March 27, 2000